Exhibit 99.1
Venture Global Announces Closing of $3,000,000,000 364-Day Senior Secured Revolving Credit Facility

Arlington, Va. — Venture Global, Inc. (“Venture Global”) announced today that its subsidiary Venture Global LNG, Inc. (“VGLNG”) has entered into a new, $3,000,000,000 364-day revolving credit facility (the “Facility”). Venture Global expects to use the proceeds from borrowings under the Facility for general corporate purposes of VGLNG and its subsidiaries, including to fund certain project costs for the CP2 and Plaquemines bolt-on expansions prior to their respective FIDs.

Bank of America, N.A. served as Coordinating Lead Arranger and Sole Bookrunner and will also serve as Administrative Agent. BBVA, Goldman Sachs, ING, J.P. Morgan, Mizuho, MUFG, NBC, RBC, Scotia, SMBC, U.S. Bank, and Wells Fargo served as Coordinating Lead Arrangers and Barclays, Santander, and Deutsche Bank served as Joint Lead Arrangers.

About Venture Global

Venture Global is an American producer and exporter of low-cost U.S. liquefied natural gas (LNG) with over 100 MTPA of capacity in production, construction, or development. Venture Global began producing LNG from its first facility in 2022 and is now one of the largest LNG exporters in the United States. The company’s vertically integrated business includes assets across the LNG supply chain including LNG production, natural gas transport, shipping and regasification. The company’s first three projects, Calcasieu Pass, Plaquemines LNG, and CP2 LNG, are located in Louisiana along the Gulf of America. Venture Global is developing carbon capture and sequestration projects at each of its LNG facilities.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, statements regarding Venture Global’s business strategy, plans and objectives. Venture Global believes that the expectations reflected in these “forward-looking statements” are reasonable, however they are inherently uncertain and involve a number of risks and uncertainties beyond Venture Global’s control. In addition, assumptions may prove to be inaccurate. Actual results may differ materially from those anticipated or implied in “forward-looking statements” as a result of a variety of factors. These “forward-looking statements” speak only as of the date made, and other than as required by law, Venture Global undertakes no obligation to update or revise any “forward-looking statement” or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.

Investor Contact
Ben Nolan
IR@ventureglobalLNG.com

Media Contact
Shaylyn Hynes

press@ventureglobalLNG.com